SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by party other than Registrant [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement    [   ] Confidential, for Use of the
                                           Commission Only(as permitted by
                                           Rule 14a-6(e) (2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12
_______________________________________________________________________
                           UNICO AMERICAN CORPORATION
                (Name of Registrant as Specified in its Charter)
_______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a(6(i)(4) and 0-11.

(1) Title of Each class of securities to which transaction applies:
_______________________________________________________________________
(2) Aggregate number of securities to which transaction applies:
_______________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
_______________________________________________________________________
(4) Proposed maximum aggregate value of transaction:
_______________________________________________________________________
(5) Total fee paid:
_______________________________________________________________________
[   ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
________________________________________________________________________
2) Form, Schedule or Registration Statement No.:
________________________________________________________________________
3) Filing Party:
________________________________________________________________________
4) Date Filed:
________________________________________________________________________

                           UNICO AMERICAN CORPORATION

                             23251 Mulholland Drive
                      Woodland Hills, California 91364-2732

                              _____________________


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held Friday, June 6, 1997


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of shareholders of Unico American Corporation (the "Company") to be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367, at 2:00 p.m. local time, to consider and act upon the following matters:

     1. The election of seven (7) directors to hold office until the next annual meeting of shareholders and thereafter until their successors are elected and qualified; and

     2. The transaction of such other business as may properly be brought before the meeting.

     The Board of Directors has fixed the close of business on April 18, 1997, as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting. The voting rights of the shareholders are described in the Proxy Statement.

IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO VOTE, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID AND ADDRESSED RETURN ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

By Order of the Board of Directors,




Erwin Cheldin
Chairman of the Board, President, and
Chief Executive Officer


Woodland Hills, California
April 21, 1997

                           UNICO AMERICAN CORPORATION

                                 PROXY STATEMENT
                              ----------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  June 6, 1997

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unico American Corporation, a Nevada Corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367 on June 6, 1997, at 2:00 p.m. local time. Accompanying this Proxy Statement is a proxy card, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement.

All proxies which are properly completed, signed, and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted. A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company at its principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

The close of business on April 18, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date, the Company had outstanding 6,120,081 shares of common stock, the only outstanding voting securities of the Company. For each share held on the record date, a shareholder is entitled to one vote on all matters to be considered at the Annual Meeting. The Company's Articles of Incorporation do not provide for cumulative voting. Directors are elected by a plurality of the votes cast and abstentions and broker non-votes are counted for the purposes of determining the existence of a quorum at the meeting, but not for purposes of determining the results of the vote.

The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of preparing, assembling and mailing the proxy material. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by telephone, facsimile, or personal contact without additional compensation.

In December 1996, the Company changed its fiscal year from a year ending March 31 to a year ending December 31, effective December 31, 1996. As a result of this change, the Company's fiscal year ended December 31, 1996, consists of nine months and all references herein to the fiscal year ended December 31, 1996, are references to such nine-month period.

The Company's principal executive offices are located at 23251 Mulholland Drive, Woodland Hills, California 91364-2732. The approximate mailing date of this Proxy Statement and the Company's proxy is April 21, 1997.

                              ELECTION OF DIRECTORS

The Company's By-Laws provide for a range of three to eleven directors and allow the Board of Directors to set the exact number of authorized directors within that range. The current number of authorized directors established by the Board of Directors is eight (8). There is a vacancy on the Board of Directors and the Board has determined not to nominate any person to fill such vacancy at this time. Directors are elected at each Annual Meeting of Shareholders to serve thereafter until their successors have been duly elected and qualified. Each nominee is currently a director, having served in that capacity since the date indicated in the following table. All nominees have advised the Company that they are able and willing to serve as directors. If any nominee refuses or is unable to serve (an event which is not anticipated), the persons named in the accompanying proxy will vote for another person nominated by the Board of Directors, provided, however, that the proxies cannot be voted for a greater number of persons than 7. Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the seven nominees listed in the following table.

The following table provides certain information as of April 18, 1997, for each person named for election as a director, which includes all executive officers of the Company

                                      Present Position
                                      with Company or                   First
                                      Principal Occupation              Elected
                              Age     and Prior History                 Director

Erwin Cheldin                 65     President, Chief Executive           1969
                                     Officer and Director since 1969.
                                     Chairman of the Board since 1987.

Cary L. Cheldin               40     Executive Vice President since 1991. 1983
                                     Vice President 1986 to 1991 and
                                        Secretary 1991 to 1992.

Lester A. Aaron, CPA          51     Treasurer and Chief Financial        1985
                                     Officer since 1985.
                                     Secretary 1991 to 1992.

George C. Gilpatrick          52     Vice President, Management           1985
                                     Information Systems, since 1981.
                                     Secretary since 1992.

Roger H. Platten              47     Vice President since 1988 and        1987
                                     General Counsel since 1985.

David A. Lewis, CPCU          75     Director.                            1989
                                     Retired insurance executive
                                     with over 40 years insurance
                                     experience.  The last 27 years
                                     were with the Transamerica
                                     group of insurance companies.

Bernard R. Gans               48     Director.                            1989
                                     Attorney   specializing  in
                                     intellectual property since
                                     1973.

Except for Cary Cheldin, who is the son of Erwin Cheldin, none of the executive officers or directors of the Company is related to any other officer or director of the Company. The executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board.

During the nine month fiscal year ended December 31, 1996, the Company's Board of Directors held one meeting at which all directors were present. Non-management directors receive $1,000 for each board meeting they attend. The Board of Directors has established an Audit Committee presently consisting of Messieurs Lewis, Gans and Aaron. The Audit Committee of the Board of Directors is responsible for coordinating matters with the outside independent auditors and reviewing internal and external accounting controls. The Audit Committee held one meeting subsequent to the end of the fiscal year ended December 31, 1996, to discuss accounting and financial statement matters related to the fiscal year ended December 31, 1996. The Board of Directors has also established a Compensation Committee presently consisting of Messieurs Cary Cheldin, Aaron and Gans. This Committee considers and recommends to the Board of Directors compensation for executive officers. The Compensation Committee held one meeting during the nine month fiscal year ended December 31, 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 18, 1997, the names and holdings of all persons who are known by the Company to own beneficially more than 5% of its outstanding common stock, its only class of outstanding voting securities, and the beneficial ownership of such securities held by each Director and all Executive Officers and Directors as a group. Unless otherwise indicated, the Company believes that each of the persons set forth below has the sole power to vote and dispose of the shares listed opposite his name.

                                                           Amount Beneficially Owned
                                                                       (1)                                 (1)
                                                                     Options                             Percent
                                                   Without          Currently                               of
          Name of Beneficial Owner                 Options         Exercisable          Total             Class


          Certain Beneficial Owners
          Erwin Cheldin
          23251 Mulholland Drive                  2,255,969                  0           2,255,969         36.9%
          Woodland Hills, CA 91364

          National Reinsurance Corp.
          777 Long Ridge Road                       432,092 (2)              0             432,092          7.1%
          Stamford, CT 06904

          Dimensional Fund
          Advisors Inc.                             378,100 (3)              0             378,100          6.2%
          1299 Ocean Avenue
          Santa Monica, CA 90401

          Executive Officers and Directors
          Erwin Cheldin                           2,255,969                  0           2,255,969         36.9%
          Cary L. Cheldin                           225,252             21,926             247,178          4.0%
          Lester A. Aaron                           106,417             78,334             184,751          3.0%
          George C. Gilpatrick                      107,017             78,333             185,350          3.0%
          Roger H. Platten                           18,894            117,204             136,098          2.2%
          David Lewis                                 3,000                  0               3,000          0.0%
          Bernard R. Gans                                 0                  0                   0          0.0%

          All executive officers & directors
          as a group (7 Persons)                  2,716,549            295,797           3,012,346         47.0%

(1) Includes for each person or group, shares issuable upon exercise of presently exercisable options or options exercisable within 60 days, held by such person or group.

(2)  Per Schedule 13D dated January 15, 1993.

(3) Per Schedule 13G dated February 7, 1996. Of the 378,100 shares beneficially owned, Dimensional Fund Advisors Inc. has sole voting power over 227,400 shares and shared voting power over 150,700 shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Executive Compensation

The following table sets forth information as to executive compensation paid to the chief executive officer and the other four most highly compensated executive officers of the Company for the nine month period ended December 31, 1996, and the fiscal years ended March 31, 1996, and March 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation                  Long Term Compensation
                                                                                 Awards                  Payouts
                                                                Other                     Securities
                                                               Annual      Restricted     Underlying                 All other
                                                               Compen-       Stock          Options/      LTIP        Compen-
   Name and Position                    Salary      Bonus      sation        Awards           SARs       Payouts      sation (1)

   Principal Position        Year        ($)         ($)        ($)           ($)            (#)           ($)          ($)
   ------------------        ----        ---         ---        ---           ---            ---           ---          ---

Erwin Cheldin             1996 (2)     323,531     50,000         -             -              -             -        16,875
  President, Chief        1996 (3)     426,594     48,000         -             -              -             -        22,500
  Executive Officer       1995 (4)     423,264     48,000         -             -              -             -        22,500
  and Chairman of
  the Board.

Cary L. Cheldin           1996 (2)     153,750     65,000              -             -        -                  -    16,875
  Executive Vice          1996 (3)     197,500     48,000              -             -        -                  -    22,500
  President               1995 (4)     175,560     48,000              -             -      25,164               -    22,500

Lester A. Aaron           1996 (2)     128,712     30,000              -             -        -                  -    16,875
  Treasurer and           1996 (3)     169,714     45,000              -             -        -                  -    22,500
  Chief Financial         1995 (4)     169,080     45,000              -             -        -                  -    22,500
  Officer

George C. Gilpatrick      1996 (2)     119,516     45,000              -             -        -                  -    16,875
  Vice President          1996 (3)     157,589     45,000              -             -        -                  -    22,500
  and Secretary           1995 (4)     154,968     45,000              -             -        -                  -    22,500

Roger H. Platten          1996 (2)     131,250     60,000              -             -        -                  -    16,875
Vice President            1996 (3)     170,560     48,000              -             -        -                  -    22,500
                          1995 (4)     152,520     46,000              -             -      65,000               -    22,500

(1) Represents amounts contributed or accrued to the person's account under the Company's profit sharing plan, all of which is fully vested. The Company's profit sharing plan has a March 31 fiscal year end. See "Profit Sharing Plan."

(2) Covers the nine month fiscal year ended December 31, 1996.

(3) Covers the twelve month fiscal year ended March 31, 1996.

(4) Covers the twelve month fiscal year ended March 31, 1995.

Option / SAR Grants in Last Fiscal Year

No stock options were granted to any executive officer during the nine month fiscal year ended December 31, 1996.

The Company has no stock appreciation rights.

Incentive Stock Option Plan

On March 29, 1985, the Board of Directors unanimously adopted the Unico American Employee Incentive Stock Option Plan (the "1985 Plan"), which was approved by the shareholders of the Company in January 1986. The 1985 Plan provides for the grant of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986 to key employees of the Company (including officers, whether or not they are directors of the Company) and its subsidiaries. Directors who are not also employees of the Company are not eligible to participate in the 1985 Plan. The 1985 Plan includes an aggregate of 1,500,000 of the Company's Common Stock. The 1985 Plan expired in March 1995, and as of December 31, 1996, there were no options available for future grant. Under the terms of the Plan, options were required to be granted at exercise prices of not less than 100% of the fair market value of the Common Stock on the date the option was granted. In the case of grants of options to employees owning over 10% of the voting stock of the Company, the exercise price was required to be not less than 110% of the fair market value of the Common Stock on the date of grant. The 1985 Plan is administered by the Board of Directors or a committee thereof, which had the authority to determine the optionees, the number of shares to be covered by each option, the time during which each option is exercisable and certain other terms of the options. An option may not be exercised later than 10 years from the date of grant and may sooner expire upon, among other things, the death, disability or other termination of the employment of the optionee by the Company. Options granted to employees owning over 10% of the voting stock of the Company could not be exercised later than 5 years from the date of grant.

The exercise price of all outstanding options is equal to the fair market value of the common stock as of the date of grant of each option.


            AGGREGATED OPTION / SAR EXERCISED IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES


                                                                  Number of Securities            Value of Unexercised
                                 Shares                          Underlying Unexercised               in-the-Money
                                Acquired                              Options/SARs                    Options/SARs
                                   on              Value          At Fiscal Year End (#)          At Fiscal Year End ($)
                                Excercise         Realized            Exercisable/                    Exercisable/
                                   (#)               ($)              Unexercisable                   Unexercisable
                                   ---               ---              -------------                   -------------
 Name
-----
 Erwin Cheldin                     81,943          585,892               0             0                 0            0
 Cary L.Cheldin                    13,500           43,875         129,355       127,473           953,993      918,095
 Lester A.Aaron                         0                0          78,334             0           579,797            0
 George A.Gilpatrick                    0                0          78,333             0           579,789            0
 Roger H. Platten                  18,858           88,535         117,204             0           808,409            0


Profit Sharing Plan

During the fiscal year ended March 31, 1986, the Company adopted the Unico American Corporation Profit Sharing Plan. Company employees who are at least 21 years of age and have been employed by the Company for at least two years are participants in such Plan. Pursuant to the terms of such Plan, the Company annually contributes for the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors. Participants are entitled to receive benefits under the Plan upon the later of the following: the date 60 days after the end of the Plan year in which the participant's retirement occurs or one year and 60 days after the end of the Plan year following the participant's termination with the Company. However, the participant's interest must be distributed in its entirety no later than April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2 or otherwise in accordance with the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation  Committee  consists of the following  Company  directors:
Cary L. Cheldin, Lester A. Aaron and Bernard R. Gans. Cary Cheldin is the son of Erwin Cheldin, the President, Chief Executive Officer and Chairman of the Board. During the nine month period ended December 31, 1996, Cary Cheldin was the Executive Vice President of the Company and Mr. Aaron was Treasurer and Chief Financial Officer of the Company. Mr. Gans is a partner in the law firm of Oppenheimer Poms Smith which has rendered legal services to the Company during the nine month fiscal year ended December 31, 1996, and has been retained to render legal services in the current fiscal year.

Executive Compensation Committee Report

The Company's compensation package for executive officers primarily consists of a base salary, an annual incentive bonus, and long-term incentive or non-cash awards in the form of stock options. The executive compensation program is designed to retain and reward individuals who are capable of leading the Company in achieving its business objectives. The Compensation Committee submits its recommendation to the entire Board of Directors. The philosophy of the Compensation Committee is to maintain a competitive base salary for executive officers and to provide an incentive program that rewards executive officers for achieving certain financial results. Base compensation is determined on a calendar year basis and other incentives are determined when deemed appropriate. Bonuses for the nine month fiscal year ended December 31, 1996, were determined as of the calendar year end. Bonuses for the fiscal years ended March 31, 1996, and March 31, 1995, were determined on the fiscal year periods ended March 31.

When determining base compensation for the executive officers, the Committee takes into account competitive pay levels in the industry with its emphasis on the median of the survey data. The Committee recommends adjustments to base compensation when it determines that an executive officer's base compensation is not competitive.

When determining bonuses for the executive officers, the Committee first evaluates, and gives primary weight to, the operational and financial performance of the executive management team, including the chief executive officer, as a group. After the team results are determined, individual effectiveness in contributing to the achievement of those results is considered. The financial results, which are reviewed by the Committee, include the Company's net income, revenues and expenses.

The Committee's base compensation review determined that the base salary for the chief executive officer was competitive with that of others in the industry. As a result, the Committee recommended that the chief executive officer receive only cost of living increases in base compensation for the calendar years 1995 and 1996.

The Committee's bonus review considered and evaluated the growth in earnings and the growth in revenues since March 31, 1996, and determined that the chief executive officer contributed to this growth and performed well. Although the Company's net earnings increased 21.1% during the nine months ended December 31, 1996, when compared to the same period of the prior year, revenues only reflected an increase of 10.8%. Primarily due to this modest growth in revenues, the Committee recommended that the chief executive officer's bonus for the nine month fiscal year ended December 31, 1996, should be increased by $2,000 over the amount that was paid to him for the fiscal year ended March 31, 1996. The committee also recommended that the aggregate bonuses paid for the nine month fiscal year ended December 31, 1996, to all other executive officers as a group, remain approximately the same as the prior fiscal year.

Section 162(m) of the Internal Revenue Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), limits to $1,000,000 the deductibility for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of the Section 162(m) and the regulations thereunder. For the nine month fiscal year ended December 31, 1996, the Company does not contemplate that there will be nondeductible compensation for the five Company positions in question.


                                            THE COMPENSATION COMMITTEE
                                            OF THE BOARD OF DIRECTORS


                                             Cary L. Cheldin
                                             Lester A. Aaron
                                             Bernard R. Gans

Performance Graph

The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of equity securities traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) and a peer group consisting of all NASDAQ Property & Casualty Companies. The comparison assumes $100.00 was invested on March 31, 1992 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance.

Unico American Corporation
12-96 Proxy Graph

                                             3/31/92      3/31/93      3/31/94       3/31/95      3/29/96     12/31/96

        Unico American Corp                   $100.00      $73.172      $94.687       $85.534     $116.228     $185.626
        NASDAQ Market Index                   $100.00     $114.955     $124.083      $138.031     $187.423     $220.234
        Peer Group Index                      $100.00     $143.908     $126.737      $138.472     $177.621     $197.017



                              CERTAIN TRANSACTIONS

The Company presently occupies a 46,000 square foot building located at 23251 Mulholland Drive, Woodland Hills, California, under a master lease expiring March 31, 2007. The lease provides for an annual gross rental of $1,025,952. Erwin Cheldin, the Company's president, chairman and principal stockholder, is the owner of the building. On February 22, 1995, the Company signed an extension to the lease with no increase in rent to March 31, 2007. The terms of the lease at inception and at the time the lease extension was signed were at least as favorable to the Company as could have been obtained from unaffiliated third parties.

The Company utilizes for its own operations 100% of the space it leases.

Bernard R. Gans, a director of the Company, is an attorney with the law firm of Oppenheimer Poms Smith which has provided and continues to provide certain legal services to the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required during the nine month fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                             APPOINTMENT OF AUDITORS

The Company has selected Getz, Krycler & Jakubovits, independent accountants, to continue as the Company's auditors and to audit the books and other records of the Company for the fiscal year ending December 31, 1997.

Getz, Krycler & Jakubovits has audited the Company's financial statements since 1988. The Company does not anticipate that a representative of Getz, Krycler & Jakubovits will be present at the Annual Meeting.

                                  OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxy holders will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, the proxy holders will vote on those matters using their best judgment.


                             SHAREHOLDERS PROPOSALS

Shareholders desiring to exercise their right under the proxy rules of the Securities and Exchange Commission to submit proposals for consideration by the shareholders at the 1998 Annual Meeting are advised that their proposals must be received by the Company no later than December 22, 1997.


                          ANNUAL REPORT TO SHAREHOLDERS

The Company's 1996 Annual Report on Form 10-K includes financial statements for the nine month fiscal year ended December 31, 1996, and the fiscal years ended March 31, 1995, and 1996 and is being mailed to the shareholders along with this Proxy Statement. The Form 10-K is not to be considered a part of the soliciting material.

                                          By Order of the Board of Directors,




                                           Erwin Cheldin
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                           Woodland Hills, California
                                           April 21, 1997

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF UNICO AMERICAN CORPORATION

The undersigned hereby constitutes and appoints LESTER A. AARON and ROGER H. PLATTEN, and each of them, with full power of substitution, the proxies of the undersigned to represent the undersigned and vote all shares of common stock of UNICO AMERICAN CORPORATION (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills,
California 91367, on June 6, 1997, at 2:00 p.m. local time and at any adjournments thereof, with respect to the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, in the following manner.

1.  ELECTION OF DIRECTORS   FOR all nominees listed        WITHHOLD AUTHORITY
                            (except as marked to the       to vote all nominees
                             contrary below)               listed below

   ERWIN CHELDIN, CARY L. CHELDIN, LESTER A. AARON, GEORGE C. GILPATRICK
          ROGER H. PLATTEN, DAVID A. LEWIS, BERNARD R. GANS

   INSTRUCTIONS TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE:
       STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.

2. IN ACCORDANCE WITH THEIR BEST JUDGMENT, with respect to any other matters which may properly come before the meeting and any adjournment or adjournments thereof.

                    Please sign and date on reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. When this proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the choices specified herein. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.


                  DATED:________________________________________________,  1997.


                        ________________________________________________
                                                             (Signature)


                        ________________________________________________
                                             (Signature if jointly held)

                             Please  date  and sign exactly  as your  name
                             or names appear herein. If more than one owner,
                             all should sign. When signing as attorney,executor, administator or guardian, give your full title as such. If the signatory is a corporation or partnership sign the full corporate or partnership
                             name by its  duly   authorized officer or partner.

                              PLEASE COMPLETE, SIGN, AND RETURN THIS PROXY
                              PROMPTLY USING THE ENCLOSED ENVELOPE.